Exhibit 32.2

Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the
Sarbanes-Oxley Act of 2002

In connection with the annual report of GigaBeam Corporation (the “Company”) on Form 10-KSB for the fiscal year ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Leighton J Stephenson, Chief Financial Officer and Vice President Finance and Administration of the company, certify to my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(i)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Leighton J. Stephenson
Name: Leighton J. Stephenson
Chief Financial Officer
Date: April 17, 2007